UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2006
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)		92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 13, 2006, the Compensation Committee of the Board of Directors of Gen-Probe Incorporated (the “Company”) adopted the 2006 Gen-Probe Employee Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment to eligible employees, including the Company’s executive officers, of annual incentive compensation.
Each participant in the Bonus Plan is assigned, according to employee grade, a target bonus amount expressed as a percentage of his or her annual base salary. For Mr. Nordhoff, the Company’s Chief Executive Officer, the target bonus amount is 75% of annual base salary; for each of the Company’s Executive Vice Presidents and Vice Presidents, the target bonus amount is 25% of annual base salary. These target bonus amounts are the same as those for fiscal year 2005.
Bonuses are calculated under the Bonus Plan based on the following two factors:
•	Company Performance Factor (CPF). The CPF is a percentage that is applied to each target bonus and is based on the achievement of the Company’s net income and total revenue goals. If the Company achieves its net income and total revenue goals, the CPF equals 100%.

•	Individual and Team Performance Factor (ITPF). The ITPF is a percentage that is applied to a portion of each participant’s target bonus. Each participant will be assigned an ITPF percentage based on the assessment of his or her overall performance, including performance on functional teams at the Company.
Examples of bonus calculations based on the foregoing factors are included in the Bonus Plan, a copy of which is filed as Exhibit 10.92 to this Current Report on Form 8-K and is incorporated by reference herein. Based on the bonus calculation, a participant may receive between 0% and 187.5% of his or her target bonus amount.
The Compensation Committee is responsible for administering the Bonus Plan, except that the Chief Executive Officer shall act as administrator for purposes of approval of bonus payments to employees other than executive officers. As administrator, the Compensation Committee, or the Chief Executive Officer in the case of bonus payments to employees other than executive officers, may adjust the final bonus amount for any participant, as it deems appropriate. Participants must be employed by the Company on December 31, 2006 and on the date of bonus payment (expected within 90 days of fiscal year end) to receive a bonus under the Bonus Plan.
The foregoing description is qualified in its entirety by reference to the Bonus Plan attached hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed with this Current Report:
10.92	2006 Gen-Probe Employee Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED
Date: July 18, 2006	By:	/s/ R. William Bowen
R. William Bowen
Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description
10.92	2006 Gen-Probe Employee Bonus Plan